Exhibit 99.5

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

In this Exhibit 99.5, references to “First PacTrust,” the “Company,” “we,” “our” and “us” mean First PacTrust Bancorp, Inc. excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.

The following unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting, giving effect to our merger with Beach Business Bank (“Beach”) and our acquisition of Gateway Bancorp (“Gateway”). The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of the Company, Beach and Gateway as of June 30, 2012, and assumes that the Beach merger and the Gateway acquisition were completed on that date. The unaudited pro forma combined condensed consolidated statement of operations for the six month period ended June 30, 2012 and the twelve month period ended December 31, 2011 gives effect to the Beach merger and the Gateway acquisition as if both transactions had been completed on  January 1, 2011.

The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined on the dates described above, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential impacts of current market conditions on revenues, expense efficiencies, asset dispositions and share repurchases, among other factors.

On July 1, 2012, the Company completed its merger with Beach (the “Merger”) pursuant to the terms of the Agreement and Plan of Merger, dated as of August 30, 2011, as amended October 31, 2011, by and between the Company and Beach (the “Merger Agreement”).  Pursuant and subject to the terms of the Merger Agreement, each outstanding share of Beach common stock (other than specified shares owned by the Company or Beach, and other than in the case of shares in respect of, or underlying, certain Beach options and other equity awards, which will be treated as set forth in the Merger Agreement) was converted into the right to receive $9.21415 in cash and one one-year warrant to purchase 0.33 of a share of Company common stock at an exercise price of $14.00 per Company share.  The aggregate cash consideration paid to Beach shareholders in the transaction was approximately $39.1 million and the aggregate number of shares of Company common stock underlying the warrants issued to Beach shareholders in the transaction is 1,401,959.

On August 18, 2012, the Company completed its acquisition of Gateway pursuant to the terms of the Stock Purchase Agreement, dated as of June 3, 2011, as amended on November 28, 2011, February 24, 2012, June 30, 2012 and July 31, 2012 (the “Purchase Agreement”), by and among the Company, each of the stockholders of Gateway (the “Sellers”) and the D & E Tarbell Trust, u/d/t dated February 19, 2002 (in its capacity as the Sellers’ Representative).  Pursuant and subject to the terms of the Purchase Agreement, the aggregate cash consideration paid to the Sellers in the transaction was $15.5 million.

The unaudited pro forma combined condensed consolidated financial information includes estimated pro forma adjustments to record assets and liabilities of Beach and/or Gateway at their respective fair values and represents our pro forma estimates based on available information. The pro forma adjustments included herein are subject to change  as additional information becomes available and additional analyses are performed. The final allocation of the purchase price will be determined after completion of thorough analyses to determine the fair value of Beach’s and/or Gateway’s tangible and identifiable intangible assets and liabilities as of the dates the Beach merger and the Gateway acquisition were completed.

Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill or bargain purchase gain, and other assets and liabilities and may impact our consolidated statement of operations due to adjustments in yields and interest rates and/or amortization or accretion of the adjusted assets or liabilities. Any changes to Beach and/or Gateway stockholders’ equity, including results of operations from June 30, 2012 through the dates the Beach merger and the Gateway acquisition were completed, will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill or bargain purchase gain. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

The historical financial results for the six months ended June 30, 2012 and the twelve months ended December 31, 2011 of Beach includes $0.1 million and $0.3 million, respectively, of preferred stock dividends and discount accretion. These amounts relate to Beach’s participation in the United States Department of the Treasury’s Capital Purchase Program. As of June 30, 2012, Beach has redeemed all of the original $6.0 million invested by the United States Department of Treasury under the Capital Purchase Program, pursuant to the Beach Merger Agreement.

The Company anticipates that the Beach merger and Gateway acquisition will provide the combined company with financial benefits that include reduced operating expenses. The unaudited pro forma combined condensed consolidated financial information, although helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not necessarily reflect the exact benefits of expected cost savings or opportunities to earn additional revenue and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.  In addition, it does not give effect to the Company’s pending acquisition of The Private Bank of California, previously reported on Form 8-Ks filed on August 22, 2012 and August 27, 2012.

The unaudited pro forma combined condensed consolidated financial information has been derived from and should be read in conjunction with the respective period’s historical consolidated financial statements and the related notes of the Company, Beach and Gateway. The historical consolidated financial statements of the Company, Beach and Gateway have been filed with the SEC and incorporated by reference into or included in this Current Report.

The unaudited pro forma combined stockholders’ equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of our common stock or the actual or future results of operations of the Company for any period. Actual results may be materially different than the pro forma information presented.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition as of June 30, 2012 (In thousands of dollars except per share data)

		Beach Merger				Gateway Acquisition
	First PacTrust Historical	Beach Historical	Pro Forma Merger Adjustments		Pro Forma Combined First PacTrust and Beach	Gateway Historical	Pro Forma Acquisition Adjustments		Pro Forma Combined First PacTrust, Beach and Gateway
Assets:
Cash and due from banks	$7,211	$5,867	$-		$13,078	$4,628	$-		$17,706
Interest-bearing deposits, fed funds sold and time deposits	81,616	60,152	(39,145	)(1)	102,623	43,971	(12,100	)(9)	134,494
Securities held-to-maturity	-	-	-		-	68	10	(10)	78
Securities available for sale	117,008	5,603	-		122,611	80	-		122,691
Federal Home Loan Bank stock, at cost	6,311	1,516	-		7,827	940	-		8,767
Loans	840,585	241,185	(12,237	)(2)	1,069,533	127,858	(3,985	)(11)	1,193,406
Less: Allowance for loan losses	11,448	5,832	(5,832	)(3)	11,448	2,852	(2,852	)(12)	11,448
Net Loans	829,137	235,353	(6,405)		1,058,085	125,006	(1,133)		1,181,958
Accrued interest receivable	3,715	846	-		4,561	314	-		4,875
Other Real estate owned (OREO), net	9,239	114	-		9,353	805	-		10,158
Premises and equipment, net	13,152	450	259		13,861	808	-		14,669
Bank owned life insurance investment	18,581	-	-		18,581	-	-		18,581
Prepaid FDIC assessment	1,752	-	-		1,752	-	-		1,752
Goodwill	-	-	6,718	(4)	6,718	-	-		6,718
Other identifiable intangibles	-	-	4,504	(5)	4,504	-	884	(13)	5,388
Other assets	27,398	2,044	1,011	(6)	30,453	4,760	(3,142	)(14)	32,071
Total assets	$1,115,120	$311,945	$(33,058)		$1,394,007	$181,380	$(15,481)		$1,559,906

Liabilities and Stockholders’ Equity: Deposits:
Noninterest-bearing demand	26,594	$83,567	$-		$110,161	$20,190	$-		$130,351
Interest-bearing demand	53,007	15,854	-		68,861	1,000	-		69,861
Money market accounts	225,808	39,454	-		265,262	17,752	-		283,014
Savings accounts	41,827	118,509	-		160,336	11,552	-		171,888
Certificates of deposits	505,095	13,676	260	(7)	519,031	100,086	375	(15)	619,492
Total deposits	$852,331	$271,060	$260		$1,123,651	$150,580	$375		$1,274,606
Advances from Federal Home Loan Bank	35,000	2,315	-		37,315	-	-		37,315
Senior Debt	31,714	-	-		31,714	-	-		31,714
Accrued expenses and other liabilities	13,780	5,252	-		19,032	7,699			26,731
Total liabilities	$932,825	$278,627	$260		$1,211,712	$158,279	$375		$1,370,366
Stockholders’ equity	182,295	33,318	(33,318	)(8)	182,295	23,101	(15,856	)(16)	189,540
Total liabilities and stockholders’ equity	$1,115,120	$311,945	$(33,058)		$1,394,007	$181,380	$(15,481)		$1,559,906

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations For the six month period ended June 30, 2012 (In thousands of dollars except share and per share data)

		Beach Merger				Gateway Acquisition			Pro Forma
	First PacTrust Historical	Beach Historical	Pro Forma Merger Adjustments		Pro Forma Combined First PacTrust and Beach	Gateway Historical	Pro Forma Acquisition Adjustments		Combined First PacTrust, Beach and Gateway
Interest income
Loans, including fees	$19,132	$7,193	$641	(17)	$26,966	$3,261	$113	(17)	$30,340
Securities and other	1,571	152	-		1,723	70	(0	)(17)	1,793
Total interest income	20,703	7,345	641		28,689	3,331	113		32,133
Interest expense
Deposits	2,707	869	(43	)(17)	3,533	593	(63	)(17)	4,063
Borrowings	689	-	-		689	-	-		689
Total interest expense	3,396	869	(43)		4,222	593	(63)		4,752
Net interest income before provision for loan losses	17,307	6,476	684		24,467	2,738	176		27,381
Provision for loan losses	970	850	-	(18)	1,820	-	-	(18)	1,820
Net interest income	16,337	5,626	684		22,647	2,738	176		25,561
Non-interest income:
Customer service charges, fee and other	884	315	-		1,199	83	-		1,282
Loan servicing, net	-	258	-		258	(18)	-		240
Net gain on sale of loans and mortgage banking activities	145	715	-		860	19,058	-		19,918
Net gain/(loss) on sale of securities	(71)	-	-		(71)	-	-		(71)
Other	184	-	-		184	14	-		198
Total non-interest income	1,142	1,288	-	(19)	2,430	19,137	-	(19)	21,567
Non-interest expense
Salaries and benefits	10,044	3,452	-		13,496	13,269	-		26,765
Occupancy and equipment expense	2,320	539	78		2,937	1,570	-		4,507
OREO expense	(340)	(5)	-		(345)	(49)	-		(394)
Amortization of core deposit and other intangibles	-	-	450	(20)	450		88	(20)	538
Merger and acquisition integration expenses	-	-	-	(21)	-	-	-	(21)	-
Other	6,137	2,334	1		8,472	5,514	-		13,986
Total non-interest expense	18,161	6,320	529	(22)	25,010	20,304	88	(22)	45,402
Income (loss) before income taxes	(682)	594	155		67	1,571	88		1,726
Income tax expense/(benefit)	(320)	-	315	(23)	(5)	168	529	(23)	692
Net income (loss)	$(362)	$594	$(160)		$72	$1,403	$(441)		$1,034
Preferred stock dividends and discount accretion	714	193	-		907	-	-		907
Net income (loss) available to common shareholders	$(1,076)	$401	$(160)		$(835)	$1,403	$(441)		$127
Basic earnings (loss) per common share	$(0.09)	$0.10			$(0.07)	$140.34			$0.01
Diluted earnings (loss) per common share	$(0.09)	$0.09			$(0.07)	$140.34			$0.01
Weighted average common shares outstanding – basic	11,664,679	4,084,978	(4,084,978	)(24)	11,664,679	9,999	(9,999	)(24)	10,664,679
Weighted average common shares outstanding – diluted	11,664,679	4,249,402	(4,249,402	)(24)	11,664,679	9,999	(9,999	)(24)	10,664,679

The accompanying notes are an integral part of these pro forma financial statements.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Operations For the twelve month period ended December 31, 2011 (In thousands of dollars except share and per share data)

		Beach Merger				Gateway Acquisition			Pro Forma
	First PacTrust Historical	Beach Historical	Pro Forma Merger Adjustments		Pro Forma Combined First PacTrust and Beach	Gateway Historical	Pro Forma Acquisition Adjustments		Combined First PacTrust, Beach and Gateway
Interest income
Loans, including fees	$30,997	$14,953	$1,592	(17)	$47,542	$6,565	$373	(17)	$54,480
Securities and other	4,180	342	-		4,522	147	(1	)(17)	4,668
Total interest income	35,177	15,295	1,592		52,064	6,712	372		59,148
Interest expense
Deposits	4,989	2,366	(98	)(17)	7,257	1,634	(133	)(17)	8,758
Borrowings	1,048	-	-		1,048	-	-		1,048
Total interest expense	6,037	2,366	(98)		8,305	1,634	(133)		9,806
Net interest income before provision for loan losses	29,140	12,929	1,690		43,759	5,078	505		49,342
Provision for loan losses	5,388	1,494	-	(18)	6,882	(820)	-	(18)	6,062
Net interest income	23,752	11,435	1,690		36,877	5,898	505		43,280
Non-interest income:
Customer service charges, fee and other	1,473	563	-		2,036	164	-		2,200
Loan servicing	-	375	-		375	(51)	-		324
Net gain on sale of loans and mortgage banking activities	-	1,012	-		1,012	27,463	-		28,475
Net gain on sale of securities	2,888	-	-		2,888	-	-		2,888
Other	552	-	-		552	25	-		577
Total non-interest income	4,913	1,950	-	(19)	6,863	27,601	-	(19)	34,464
Non-interest expense
Salaries and benefits	13,914	6,969	-		20,883	22,961	-		43,844
Occupancy and equipment expense	2,848	1,090	203		4,141	3,098	-		7,239
OREO expense	6,779	9	-		6,788	1,009	-		7,797
Amortization of core deposit and other intangibles	-	-	825	(20)	825	525	226	(20)	1,576
Merger and acquisition integration expenses	-	-	-	(21)	-	-	-	(21)	-
Other	8,148	3,285	2		11,435	10,866	-		22,301
Total non-interest expense	31,689	11,353	1,030	(22)	44,072	38,459	226	(22)	82,757
Income (loss) before income taxes	(3,024)	2,032	660		(332)	(4,960)	279		(5,013)
Income tax expense/(benefit)	(296)	-	1,130	(23)	834	3,296	(5,262	)(23)	(1,132)
Net income (loss)	$(2,728)	$2,032	$(470)		$(1,166)	$(8,256)	$5,541		$(3,881)
Preferred stock dividends and discount accretion	534	310	-		844	-	-		844
Net income (loss) available to common shareholders	$(3,262)	$1,722	$(470)		$(2,010)	$(8,256)	$5,541		$(4,725)
Basic earnings (loss) per share	$(0.31)	$0.43			$(0.19)	$(825.68)			$(0.44)
Diluted earnings (loss) per share	$(0.31)	$0.42			$(0.19)	$(825.68)			$(0.44)
Weighted average common shares outstanding – basic	10,646,511	4,045,147	(4,045,147	)(24)	10,646,511	9,999	(9,999	)(24)	10,646,511
Weighted average common shares outstanding – diluted	10,646,511	4,090,708	(4,090,708	)(24)	10,646,511	9,999	(9,999	)(24)	10,646,511

The accompanying notes are an integral part of these pro forma financial statements.

Notes to Pro Forma Combined Condensed Consolidated Financial Statements

Note A—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and explanatory notes show the impact on the historical financial condition and results of operations of First PacTrust resulting from the Beach merger and the Gateway acquisition under the acquisition method of accounting.  Under the acquisition method of accounting, the assets and liabilities of Beach and Gateway are recorded by First PacTrust at their respective fair values as of the date each transaction is completed.  The unaudited pro forma combined condensed consolidated statement of financial condition combines the historical financial information of First PacTrust, Beach and Gateway as of June 30, 2012, and assumes that the Beach merger and the Gateway acquisition  were completed on that date.  The unaudited pro forma combined condensed consolidated statements of operations for the six month period ended June 30, 2012 and for the twelve month period ended December 31, 2011 give effect to the Beach merger and the Gateway acquisition as if both transactions had been completed on January 1, 2011.

Since the transactions are recorded using the acquisition method of accounting, all loans are recorded at fair value, including adjustments for credit quality, and no allowance for credit losses is carried over to First PacTrust’s balance sheet.  In addition, certain anticipated nonrecurring costs associated with the Beach merger and the Gateway acquisition such as potential severance, professional fees, legal fees and conversion-related expenditures are not reflected in the pro forma statements of operations.

While the recording of the acquired loans at their fair value will impact the prospective determination of the provision for credit losses and the allowance for credit losses, for purposes of the unaudited pro forma combined condensed consolidated statement of operations for the six month period ended June 30, 2012 and for the year ended December 31, 2011, First PacTrust assumed no adjustments to the historical amount of Gateway’s or Beach’s provision for credit losses.  If such adjustments were estimated, there could be a reduction, which could be significant, to the historical amounts of Beach’s or Gateway’s provision for credit losses presented.

The historical financial results of Beach’s for the six month period ended June 30, 2012 and for the year ended December 31, 2011 included professional fees of $0.7 million and $0.4 million, respectively, which is associated with corporate finance activities, including the proposed acquisition by First PacTrust.

Note B—Accounting Policies and Financial Statement Classifications

The accounting policies of Beach and Gateway are in the process of being reviewed in detail by First PacTrust.  Upon completion of such review, conforming adjustments or financial statement reclassifications may be determined.

Note C—Merger and Acquisition Integration Costs

In connection with the Beach merger, the plan to integrate the operations of Beach and Pacific Trust Bank, First PacTrust’s other depository institution subsidiary,  is still being developed.  In connection with the Gateway acquisition, the retail branch operations, commercial lending activities and mortgage banking operations of Gateway’s subsidiary bank, Gateway Business Bank, have been integrated into Pacific Trust Bank.  The specific details of the plan to integrate the operations of Pacific Trust Bank and Beach will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment and service contracts to determine where they may take advantage of redundancies. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts with certain service providers, selling or otherwise disposing of certain premises, furniture and equipment, and assessing a possible deferred tax asset valuation allowance from a likely change in control for tax purposes.  First PacTrust also expects to incur merger-related costs including professional fees, legal fees, system conversion costs and costs related to communications with customers and others.  To the extent there are costs associated with these actions, the costs will be recorded based on the nature of the cost and the timing of these integration actions.

Note D—Estimated Annual Cost Savings

First PacTrust expects to realize cost savings from the Beach merger and the Gateway acquisition.  These cost savings are not reflected in the pro forma financial information and there can be no assurance they will be achieved in the amount or manner currently contemplated.

Note E—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information.  All adjustments are based on current assumptions and valuations, which are subject to change.

(1) Payment for cash consideration of $39.1 million to Beach shareholders is funded by the liquidation of interest bearing deposits.

(2) Adjustment made to reflect the preliminary estimated market value of Beach’s loans, which includes an estimate of lifetime credit losses; loans include net deferred costs and unearned discounts.

(3) Purchase accounting reversal of Beach’s allowance for loan losses, which cannot be carried over.

(4) Represents the recognition of goodwill resulting from the difference between the net fair value of the acquired assets and assumed liabilities and the consideration paid to Beach shareholders.  The excess of the consideration paid over the fair value of net assets acquired was recorded as goodwill and can be summarized as follows (in thousands of dollars, except share and per share data):

Calculation of Pro Forma Goodwill

Beach common shares outstanding at June 30, 2012		4,046,733
TARP restricted shares		55,627
Additional restricted shares and option shares exercised		146,000
Total Beach common shares		4,248,360
Multiplied by exchange ratio (number of First PacTrust warrant for every Beach share)		0.33
First PacTrust warrant issued		1,401,959

Value of stock consideration paid to Beach shareholders, based on First PacTrust price at $13.50 per share		$-
Cash payment to BBBC shareholders ($9.21415 per BBBC share)		39,145
Total pro forma consideration paid		$39,145

Carrying value of Beach net assets at June 30, 2012		$33,318
less: Beach TARP Preferred		-
Carrying value of Beach net assets attributable to common shareholders at June 30, 2012		$33,318
Fair value adjustments (debit / (credit)):
Loans, net	$(6,405)
Trade name	20
FF&E	259
Leases	345
Core deposit intangible	4,504
Certificates of deposit	(260)
Deferred tax effect of adjustments (42%)	646
Total fair value adjustments		$(891)
Fair value of net assets acquired on June 30, 2012		$32,427

Excess of consideration paid over fair value of net assets acquired		$6,718

(5) Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is 1.75% of core deposits liabilities, excluding certificate of deposit liabilities.

(6) Includes a $646,000 net deferred tax asset based on 42% of the fair value adjustments related to the acquired assets and assumed liabilities, and $20,000 related to the fair value of the trade name.

(7) Adjustment made to reflect the estimated market value premium of Beach’s certificate of deposit liabilities of 1.90%.

(8) Purchase accounting reversal of Beach’s common equity accounts.

(9) Payment for cash consideration of $12.1 million to acquire all shares of Gateway is assumed to be funded by the liquidation of interest bearing deposits.  The $3.4 million balance due to Gateway shareholders is already in an escrow deposit.

(10) Adjustment made to reflect the preliminary market value of Gateway’s held-to-maturity securities.

(11) Adjustment made to reflect the preliminary estimated market value of Gateway’s loans, which includes an estimate of lifetime credit losses; loans include loans held for sale and net deferred costs and unearned discounts.

(12) Purchase accounting reversal of Gateway’s allowance for loan losses, which cannot be carried over.

 (13) Purchase accounting adjustment in recognition of the fair value of core deposit intangible assets, which is assumed to be 1.75% of core deposits liabilities.

(14) A $258,000 net deferred tax asset based on 42% of the preliminary fair value adjustments related to the acquired assets and assumed liabilities, net of a $3.4 million reduction in other assets representing amounts in a escrow deposit for the benefit of Gateway shareholders as part of the purchase price.

(15) Adjustment made to reflect the preliminary estimated market value of Gateway’s certificate of deposit liabilities.

(16) Purchase accounting reversal of Gateway’s equity accounts partially offset by preliminary estimate of a bargain purchase gain resulting from the difference the net fair value of acquired assets and assumed liabilities and the consideration paid to Gateway shareholders.  The excess of the fair value of net assets acquired over consideration paid was recorded as bargain purchase gain and can be summarized as follows (in thousands of dollars):

Consideration to Gateway Shareholders		$15,500
Carrying value of Gateway net assets at June 30, 2012		$23,101
Fair value adjustments (debit / (credit)):
Investment securities	$10
Loans, net	(1,133)
Core deposit intangible	884
Certificates of deposit	(375)
Deferred tax effect of adjustments (42%)	258
Total fair value adjustments		(356)
Fair value of net assets acquired on June 30, 2012		$22,745

Excess of fair value of net assets acquired over consideration paid (bargain purchase gain)		$7,245

(17) The amortization/accretion of fair value adjustments related to loans, investment securities, and deposits over the estimated lives of the related asset or liability.

(18) Provision for loan losses do not reflect any potential impact of the fair value adjustments related to loans which includes an estimate of lifetime credit losses.

(19) Noninterest income does not reflect revenue enhancement opportunities.

(20) Amortization of core deposit intangible over nine years on an accelerated method.

(21) Merger and acquisition integration expenses of $1.25 million and $2.5 million for the acquisition of and merger with Gateway and Beach, respectively, primarily severance, professional, legal and conversion related expenditures, are transactions not reflected as they are nonrecurring expenses.  These integration costs will be expensed by First PacTrust as required by generally accepted accounting principles.

(22) Noninterest expenses do not reflect anticipated cost savings.

(23) Reflects the tax impact of the pro forma merger adjustments at First PacTrust’s marginal income tax rate of 42%.

(24) Adjustment reflects the elimination of Gateway’s and Beach’s weighted average shares outstanding.